UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 19, 2012

Reed’s Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-32501	35-2177773
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1300 South Spring Street, Los Angeles, California 90061

(Address of principal executive offices and zip code)

Not applicable

(Former name or former address if changed since last report)

Registrant’s telephone number, including area code: (310) 217-9400

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Reed’s, Inc.

Item 5.03     Amendment to Bylaws.

Effective August 31, 2012, the Board of Directors ("Board") of Reed's, Inc. ("Corporation") adopted the Amended and Restated Bylaws of Reed's, Inc. dated August 31, 2012 ("Amended Bylaws"). The following summary of changes does not purport to be complete and is qualified in its entirety to the text of the Amended Bylaws, attached hereto as Exhibit 3.1:

•	ARTICLE I
o	Section 1 was amended to provide that the Board shall each year fix the date of the annual meeting within thirteen (13) months of the last annual meeting.
o	Section 2 was amended to provide that special meetings of the stockholders for any purpose shall be held only when called by the Chief Executive Officer or a majority of the Board. One third of Stockholders may no longer call special meetings of stockholders.
o	Sections 5,6 and 7 were added detailing exclusive procedures for nominations of directors and submission of shareholder proposals;

•	ARTICLE II
o	Section 2 was revised to provide that (i) whenever the authorized number of directors is increased between annual meetings of the stockholders, a majority of the directors then in office shall have the power to elect such new directors for the balance of a term and until their successors are elected and qualified and (ii) any decrease in the authorized number of directors shall not become effective until the expiration of the term of the directors then in office unless, at the time of such decrease, there shall be vacancies on the board which are being eliminated by the decrease.
o	Section 7 was revised to provide that, in the event the office of any director becomes vacant for any reason, a majority of the directors remaining in office, although less than a quorum, may elect a successor for the unexpired term and until his or her successor is elected and qualified was adopted.
o	Section 16 addressing director conflicts of interest was revised pursuant to applicable law.
o	Section 17 was added to provide that the Board in its discretion may submit any act or contract for approval or ratification at any annual meeting of the stockholders, or at any special meeting of the stockholders called for the purpose of considering any such act or contract, and any act or contract that shall be approved or be ratified by the vote of the stockholders holding a majority of the issued and outstanding shares of stock of the corporation entitled to vote and present in person or by proxy at such meeting (provided that a quorum is present), shall be as valid and as binding upon the corporation and upon all the stockholders as if it has been approved or ratified by every stockholder of the corporation. In addition, any such act or contract may be approved or ratified by the written consent of stockholders holding a majority of the issued and outstanding shares of capital stock of the corporation entitled to vote and such consent shall be as valid and as binding upon the corporation and upon all the stockholders.

•	ARTICLE IV
o	This entire article addressing indemnification by the corporation officers, directors, agents and employees was revised and expanded and a savings clause was included.

Item 9.01     Financial Statements and Exhibits.

(d) Exhibits

3.1 Amended and Restated Bylaws of Reed's, Inc., dated August 31, 2012

2

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

REEDS, INC., a Delaware corporation

Dated: December 19, 2012	By:	/s/ James Linesch
James Linesch Chief Financial Officer

3